Company Reaches Favorable Resolution Regarding Previously-Disclosed Investigation of Formerly-Held Subsidiary Yucatan Foods

U.S. Department of Justice Declines Prosecution

CHASKA, Minn., November 20, 2023 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (the “Company”) announced today that the U.S. Department of Justice (the “DOJ”) has declined to prosecute the Company for violations of the Foreign Corrupt Practices Act (the “FCPA”) involving the Company’s formerly-held subsidiary, Yucatan Foods L.P. (“Yucatan”), which the Company had previously disclosed in its public filings. The declination is reflected in a November 16, 2023 letter (“Declination Letter”) executed by the DOJ and the Company.

Pursuant to the Declination Letter, in connection with the DOJ’s declination to prosecute, Lifecore has agreed to pay disgorgement in the amount of $406,505, and to continue to fully cooperate with any ongoing government investigations and any prosecutions that might result in the future.

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the risk that the completion and filing of the Filings will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

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